Exhibit 99.2 Day One Biopharmaceuticals Targeted Therapies for People of All Ages October 2023

Disclaimer This presentation and the accompanying oral commentary contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our future financial performance, including the sufficiency of our cash, cash equivalents and short-term investments to fund our operations, business plans and objectives, timing and success of our planned nonclinical and clinical development activities, the results of any of our strategic collaborations, including the potential achievement of milestones and provision of royalty payments thereunder, timing and results of nonclinical studies and clinical trials, efficacy and safety profiles of our product candidates, execution of the Phase 2 and Phase 3 clinical trials for tovorafenib and the Phase 1b/2 clinical trial for tovorafenib and pimasertib as designed, any expectations about safety, efficacy, timing and ability to complete clinical trials and to obtain regulatory approvals for tovorafenib and other candidates in development, the ability of tovorafenib to treat pediatric low-grade glioma (pLGG) or related indications, the potential therapeutic benefits and economic value of our product candidates, potential growth opportunities, competitive position, industry environment and potential market opportunities, our ability to protect intellectual property and the impact of global business or macroeconomic conditions, including as a result of inflation, rising interest rates, cybersecurity incidents, instability in the global banking system, government shutdowns, uncertainty with respect to the federal budget and geopolitical conflicts, including the conflicts in Israel and Ukraine, on our business and operations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. These factors, together with those that are described under the heading “Risk Factors” contained in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and other documents we file from time to time with the SEC, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward- looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this presentation, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2 2

Cancer Drug Development For People Of All Ages A Mission That Creates Value • Develop medicines for genomically-defined cancers • Establish first-in-class position through rapid registration pathways • Expand to adolescent and adult populations in parallel and pursue those opportunities with the same commitment we do for children • Lead program FIREFLY-1: FDA acceptance of NDA and priority review granted with PDUFA target action of date of April 30, 2024 Nasdaq: DAWN Growing Financial • Frontline trial (FIREFLY-2) underway IPO: 2021 Runway into 2026 Position Portfolio Founded: 2018 • Clinical-stage MEKi asset (pimasertib), in-licensed for combination trial with tovorafenib • Research collaboration and license agreement for preclinical program targeting VRK1 3 NDA data set included analysis of primary (ORR by RANO-HGG) and secondary (ORR by RAPNO-LGG, PFS) efficacy endpoints, safety, and exploratory analyses (including ORR by RANO-LGG).

Our Pipeline

Product Candidate	Indication	Preclinical	Phase 1	Phase 2	Phase 3	Recent & Anticipated Milestones
Tovorafenib (DAY101) Type II RAF Inhibitor	Relapsed pLGG	FIREFLY-1[1] (pivotal) (through Phase 2)				**Topline data presented:** September 2023 **FDA acceptance of NDA:** October 2023 **PDUFA target action date:** April 30, 2024
• FDA Breakthrough Therapy Designation for relapsed pLGG • FDA Rare Pediatric Disease Designation (PRV Eligible) for pLGG	Frontline pLGG	FIREFLY-2 (pivotal) (through Phase 3)				**First patient dosed:** March 2023
• FDA Orphan Drug Designation for malignant glioma • EC Orphan Designation for glioma	RAF-altered solid tumors[2] (monotherapy)	FIRELIGHT-1* (Phase 1/2)				**First patient dosed:** November 2021 **Poster presented:** April 2023
Pimasertib MEK 1/2 Inhibitor	MAPK-altered solid tumors[3] (Combo w/tovorafenib)	FIRELIGHT-1* (Phase 1)				**First patient dosed:** May 2022
VRK1 Program[4] VRK1 Inhibitor	Pediatric and adult cancers	(Preclinical)				**In-licensed:** August 2023

*Includes patients ≥12 years of age. [1] FIREFLY-1 Arm 1 expected to support registration. [2] DAY101 adult monotherapy Phase 1 dose escalation and expansion trial previously completed. [3] Pimasertib Phase 1 dose escalation and expansion trial previously completed. pLGG, pediatric low-grade glioma. Tovorafenib and Pimasertib are investigational products. Safety and efficacy have not been established by any health authority. [4] Research collaboration and license agreement with Sprint Bioscience AB for exclusive worldwide rights to a research-stage program targeting VRK1.

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Day One BIOPHARMACEUTICALS

Tovorafenib (DAY101) Type II RAF Inhibitor

Pediatric Low-Grade Glioma (pLGG): The Most Common Type Of Brain Tumor In Children

PLGGs are chronic and relentless, with patients suffering profound tumor and treatment-associated morbidity that can impact their life trajectory over the long term[6]

A Serious and Life-Threatening Disease

- An estimated 26,000 children/young adults are living with *BRAF*-altered pLGGs in the U.S. today[1,2]
- Surgery plays a significant role in treatment, but 70% of patients require systemic therapy[3,4]
- For the majority of patients in the relapse setting, there is no standard of care and no approved therapies
- ~70% of pLGGs have *BRAF* alterations, of these ~85% are *BRAF* fusions and ~15% are *BRAF* V600E mutations[5]
- Majority of patients have many years of treatment until the tumors typically senesce by their mid-20s

Disease Symptoms[7]

Cerebral gliomas:
Seizures, muscle weakness, behavioral changes

Hypothalamic gliomas:
Endocrine dysfunction and visual deficits

Optic pathway gliomas:
Decreased vision (acuity and/or fields), bulging or misalignment of eyes



Cerebellar gliomas:
Impaired balance, coordination or depth perception

Brain stem gliomas:
Difficulty swallowing or with speech, abnormal breathing

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[1] CBTRUS, Qaddoumi et al 2009, Schreck et al 2019, ClearView Analysis; [2] SEER US complete prevalence counts of patients aged under 25 with Brain and Other Nervous Systems tumors as of January 1, 2017. Estimated prevalence are Day One calculations based on publicly available data. [3] Ostrum QT et al., Neuro Oncol. 2015; 16(Suppl 10):x1-x36; [4] De Blank P. et al., Curr Opin Pediatr. 2019 Feb; 31(1):21-27. [5] Jones DTW et al., Cancer Res. 2008; 68:8673–77. [6] Traunwieser T et al., Neurooncol Adv. 2020; 2:vdaa094. [7] Sievert AJ, Fisher MJ. Pediatric low-grade gliomas. *J Child Neurol.* 2009;24(11):1397-1408. doi:10.1177/0883073809342005.

Day One BIOPHARMACEUTICALS

Conventional Treatments Can Be Disruptive To Childhood and Can Have Significant Long-Term Consequences

Surgery

- Significant recovery times
- Risks of complications
- Resection may be limited by location of tumor
- Potential for functional deficits based on location of tumor and extent of resection

Chemotherapy

- Requirement for indwelling catheter and weekly infusions
- Risk of neutropenia, hypersensitivity reactions, nausea and vomiting and peripheral neuropathy

Radiation

- Risk of secondary malignancy
- Risk of malignant transformation
- Risk of vascular proliferation and stroke
- Neurocognitive impact, depending on location of tumor and radiation field

High unmet need for an effective therapy for the majority of pLGG relapsed or progressive patients that is minimally disruptive to their lives.

Source: 1. Heitzer AM, Raghubar K, Ris MD, et al. Neuropsychological functioning following surgery for pediatric low-grade glioma: a prospective longitudinal study. *J Neurosurg Pediatr*. 2019;1-9. doi:10.3171/2019.9.PEDS19357. 2. Bryant R. Managing side effects of childhood cancer treatment. *J Pediatr Nurs*. 2003;18(2):113-125. doi:10.1053/jpdn.2003.11. 3. Zahnreich S, Schmidberger H. Childhood cancer: occurrence, treatment and risk of second primary malignancies. *Cancers (Basel)*. 2021;13(11):2607. doi:10.3390/cancers/13112607. 4. National Cancer Institute. Fertility issues in girls and women with cancer. http://www.cancer.gov. Accessed June 13, 2022. 5. Alessi I., Caroleo A.M., de Palma L., Mastronuzzi A., Pro S., Colafati G.S., Boni A., Della Vecchia N., Velardi M., Evangelisti M., et al. Short and Long-Term Toxicity in Pediatric Cancer Treatment: Central Nervous System Damage. Cancers. 2022;14:1540. doi: 10.3390/cancers14061540.

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Day One BIOPHARMACEUTICALS

Tovorafenib (DAY101) Inhibits Both BRAF Fusions And BRAF V600 Mutations



MAPK pathway
RAS
RAF
MEK
ERK
Proliferation and survival



RAS-independent activation of the MAPK pathway
RAF mutation
Tovorafenib
RAF fusion
Proliferation and survival
Proliferation and survival

- **Tovorafenib (DAY101) is an investigational, oral, selective, CNS-penetrant, type II RAF inhibitor that was designed to inhibit both monomeric and dimeric RAF kinase**
  - Activity in tumors driven by both RAF fusions and BRAF V600E mutations
  - Tablet and pediatric-friendly liquid suspension
  - Once weekly dosing
- **Currently approved type I BRAFi are indicated for use in patients with tumors bearing BRAF V600E mutations**
  - Type I BRAF inhibitors cause paradoxical MAPK activation in the setting of wild-type RAF, increasing the risk of tumor growth in BRAF fusion-driven

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Source: 1. Sun Y et al., Neuro Oncol. 2017; 19: 774–85; 2. Sievart AJ et al., PNAS. 2013; 110:5957-62; 3. Karajannis MA et al., Neuro Oncol 2014;16(10):1408-16.

Day One BIOPHARMACEUTICALS

The Current pLGG Treatment Paradigm Reflects The Unrelenting Nature Of This Chronic Brain Tumor


Presentation
Surgical Intervention
1L
2L
3L
Suspected pLGG
Biopsy[1] (>95%)
Molecular Testing
No Biopsy (~5%)
~35%
GTR
~40%
≤ Partial Resection
~20%
Biopsy Only
~20%
No Recurrence
~80%
Eventual Recurrence
Targeted Tx (5-10%)
Chemo (~90%)
Other (<5%)
~65%
~35%
Targeted Tx (40-50%)
Chemo (~50%)
Other (<5%)
Response, no recurrence
~50%
~50%
Targeted Tx (40-50%)
Chemo (~35%)
Other (<20%)
Response, no recurrence
~50%
Additional lines of therapy

Because many pLGGs undergo senescence when patients reach their 20s, the goal of therapy is to **maximize tumor control** while **minimizing treatment-associated toxicities** from surgery, chemotherapy, and radiation. As a result, a large number of pLGG patients will undergo **multiple lines of systemic therapy** over the course of their disease.

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Source: Physician Interviews, Bandopadhayay et al. Pediatric Blood Cancer. 2014; Sievert and Fischer. J Child Neurol. 2009; ClearView Analysis. GTR: Gross Total Resection [1]Molecular testing of biopsied samples occurs in all patients. Kandels et. al. Retrospective analysis of comprehensive SIOP registry; Hargrave et. al. Phase I/II;Fangusaro et. al. Phase II

Day One BIOPHARMACEUTICALS

Pivotal Phase 2 Trial Of Monotherapy Tovorafenib (DAY101) In Relapsed Or Progressive pLGG (FIREFLY-1) – Fully Enrolled & Data Submitted to FDA

Trial Design

- Three arm, open-label, global registrational phase 2 trial
- **Pivotal Arm 1 (recurrent/progressive pLGG, n=77): harboring a *KIAA1549-BRAF* fusion or *BRAF* V600E mutation**
- Arm 2 (expanded access recurrent/progressive LGG, n=60): harboring an activating *RAF* alteration
- Arm 3 (extracranial solid tumors): harboring an activating *RAF* fusion

Endpoints (Pivotal Arm 1)

- **Primary endpoint: ORR based on RANO-HGG[1], assessed by blinded independent central review**
- Secondary endpoints: ORR by RAPNO-LGG[2] assessed by blinded independent central review; PFS, DoR; TTR, CBR; safety
- Exploratory analyses: ORR and CBR by RANO-LGG[3] assessed by blinded independent central review

Key Inclusion Criteria

- 6 months – 25 years of age
- *RAF*-altered tumor
- ≥1 prior line of systemic therapy with radiographic progression
- Prior use of MAPK pathway targeted therapy was permitted


Screening
Day –28 to 0
Enrollment/ Baseline (C1D1)
Clinical and radiological evaluations at baseline, and every 3rd cycle for pLGG and every 2nd cycle for solid tumors
Study Drug Administration
420mg/m² QW (not to exceed 600mg), QW in 28-day cycles
C27D1
After Cycle 27: patients may either continue treatment or enter drug holiday period at any time (at discretion of investigator)
End of Trial
Eligibility evaluation
Treatment period: minimum of 2 years or until progression or toxicity/intolerability

June 5, 2023 data cutoff. [1] Wen PY, et al. *J Clin Oncol*. 2010;28(11):1963-1972. [2] Fangusaro J, et al. Lancet Oncol. 2020;21(6):e305–316. [3] van den Bent MJ, et al. Lancet Oncol. 2011;12(6):583-593.
Abbreviations: CBR, clinical benefit rate; IRC, independent review committee; C, cycle; D, day; LGG, low-grade glioma; ORR, objective response rate; PFS, progression-free survival; DoR, duration of response; QW, once weekly; TTR, time to response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; MAPK, mitogen-activated protein kinase.
For more information, please refer to NCT04775485

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Topline Data from Pivotal Phase 2 FIREFLY-1 Trial June 5, 2023 data cutoff

FIREFLY-1 Baseline Patient Characteristics Location (n=77) Deep midline structures Characteristic Arm 1 (n=77) 12% Optic pathway 51% Median age, years (range) 8 (2-21) Other Sex, n (%) * 16% Male 40 (52) Cerebral hemisphere Female 37 (48) 8% Cerebellum Race, n (%) 6% Brain stem Black or African American 2 (3) 8% Asian 5 (6) White 41 (53) BRAF alteration (n=77) Multiple 3 (4) Other 6 (8) BRAF V600E Not reported 20 (26) 17% Number of lines of prior systemic therapy Median (range) 3 (1-9) # BRAF fusion 1, n (%) 17 (22) 83% 2, n (%) 21 (27) ≥3, n (%) 39 (51) Prior MAPK pathway targeted therapy, n (%) 46 (60) June 5, 2023 data cutoff. *Includes tumors that were extending into multiple regions of the brain, leptomeningeal disease, and/or spinal disease. #Includes 6 patients with BRAF duplication and 2 with BRAF 12 rearrangement per FISH (Fluorescence in situ hybridization) or ISH (in situ hybridization). MAPK, mitogen-activated protein kinase.

Topline Data From Ongoing, Fully Enrolled And NDA Submitted Pivotal Phase 2 FIREFLY-1 Trial – June 5, 2023 Data Cutoff RANO-HGG RAPNO-LGG RANO-LGG (n=69)* (n=76)* (N=76)* ORR, n (%) 46 (67%) 39 (51%) 40 (53%) CBR, n (%) 64 (93%) 62 (82%) 63 (83%) Best Overall Response, n (%) Complete Response (CR) 12 (17%) - - Partial Response (PR; >=50% reduction in SPPD) 34 (49%) 28 (37%) 20 (26%) Minor Response (MR; >=25 to <50% reduction in SPPD) NA 11 (14%) 20 (26%) Stable Disease (SD; +25% to -25% change in SPPD) 18 (26%) 23 (30%) 23 (30%) Duration of Response (DOR) (months) 16.6 13.8 14.4 Median DOR (95% CI) (11.6, not estimable) (11.3, not estimable) (11.0, not estimable) Median duration of tovorafenib treatment of 15.8 months, with 66% of patients remaining on treatment June 5, 2023 data cutoff. RANO-HGG ORR (CR + PR). RAPNO-LGG & RANO-LGG ORR (CR + PR + MR), SPPD, Sum of Perpendicular Diameters. CBR, Clinical Benefit Rate (CR + PR + MR + SD). * Indicates the 13 response criteria–evaluable patients within the n=77 Arm 1 population.

Tovorafenib (DAY101) Safety Data (n=137) • Safety data, based on the 137 patients treated in both Arm 1 and Arm 2 of FIREFLY-1, indicated monotherapy tovorafenib to be generally well-tolerated • The vast majority of adverse events were Grade 1 or Grade 2, with most common treatment-related side effects, excluding laboratory abnormalities, being change in hair color (76%), fatigue (44%), maculopapular rash (41%), dry skin (33%) and dermatitis acneiform (30%) • The most commonly reported treatment-related lab abnormalities were CPK elevation, LDH elevation, anemia, hypophosphatemia and AST elevation. Nearly all of the lab abnormalities had no clinical manifestations and did not require clinical intervention or change in study treatment June 5, 2023 data cutoff. 14

Data from Pivotal Phase 2 FIREFLY-1 Trial December 22, 2022 data cutoff

Tumor Response To Tovorafenib (DAY101) For All Patients With RANO-HGG Evaluable Lesions (n=69) – December 22, 2022 Data Cutoff



MAPKi-naive
Prior MAPKi therapy
BRAF V600E mutation
Best Tumor Response (%)
100
80
60
40
20
0
-20
-40
-60
-80
-100
PD
SD
PR
CR

Response (IRC)	RANO-HGG[1] Evaluable n=69
ORR (cCR + cPR + uPR), n (%)	**46 (67%)***
Clinical benefit rate, n (%)	
cCR, cPR/uPR, or SD	64 (93%)
cCR, cPR/uPR, or SD for 12 mo+	49 (71%)
Best overall response, n (%)	
CR	4 (6%)
PR (includes 3 uPR)	42 (61%)
SD	18 (26%)
PD	4 (6%)
Not evaluable	1 (1%)

All 3 patients with uPR remain on treatment as of May 23, 2023

Dec 22, 2022 data cutoff. Percents may not add to 100% due to rounding. Two of 69 patients are not shown in the waterfall plot; one patient passed away due to progressive disease (not related to tovorafenib) before the first imaging assessment and one did not receive T1 Gd+ follow-up imaging. *P<0.001 from two-sided exact binomial test to test null hypothesis of ORR=21% based on Bouffet et al.[2] [1] Wen PY, et al. J Clin Oncol. 2010;28(11):1963-1972. [2] Bouffet E, et al. J Clin Oncol. 2012;30(12):1358-1363. CBR, clinical benefit rate; cCR, confirmed completed response; cPR, confirmed partial response; CR, complete response; HGG, high-grade glioma; IRC, independent radiology review committee; MAPKi, mitogen-activated protein kinase inhibitor; MR, minor response; ORR, overall response rate; PD, progressive disease; PR, partial response; RANO, Response Assessment in Neuro-Oncology; SD, stable disease; uPR, unconfirmed partial response. There are 17 patients with stable disease of less than 12 months duration and at the time of the data cutoff, 11 remain on treatment.

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Day One BIOPHARMACEUTICALS

Tumor Response To Tovorafenib (DAY101) For All Patients With RAPNO-LGG Evaluable Lesions (n=69*) – December 22, 2022 Data Cutoff



MAPKi-naive
Prior MAPKi therapy
BRAF V600E mutation
Best Tumor Response (%)
100
80
60
40
20
0
-20
-40
-60
-80
-100
PD
SD
MR
PR
CR

Response (IRC)	RAPNO-LGG[1] Evaluable n=69
ORR (cCR + cPR/uPR + cMR/uMR), n (%)	35 (51%)
Clinical benefit rate, n (%)	
cCR, cPR/uPR, cMR/uMR, or SD	60 (87%)
cCR, cPR/uPR, cMR/uMR, or SD for 12mo+	36 (52%)
Best overall response, n (%)	
CR	0 (0%)
PR (includes 4 uPR)	17 (25%)
MR (includes 4 uMR)	18 (26%)
SD	25 (36%)
PD[#]	8 (12%)
Not evaluable	1 (1%)

All 4 patients with uPR and 3 patients with uMR remain on treatment as of May 23, 2023

Dec 22, 2022 data cutoff. Percents may not add to 100% due to rounding. Two of 69 patients not shown in waterfall plot; one patient passed away due to progressive disease (not related to tovorafenib) before the first imaging assessment and one patient had visual progressive disease but no evaluable T2 measurements at the time of progression. *Pending adjudication. [1] Fangusaro J, et al. Lancet Oncol. 2020;21(6):e305-316. [#]PD for RAPNO-LGG was not used to determine treatment discontinuation; patients could continue treatment if there was no PD based on RANO-HGG per investigator's assessment. CBR, clinical benefit rate; cCR, confirmed completed response; cMR, confirmed minor response; cPR, confirmed partial response; CR, complete response; HGG, high-grade glioma; IRC, independent radiology review committee; LGG, low-grade glioma; MAPKi, mitogen-activated protein kinase inhibitor; MR, minor response; ORR, overall response rate; PD, progressive disease; PR, partial response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; SD, stable disease; uMR, unconfirmed minor response; uPR, unconfirmed partial response. There are 28 patients with stable disease of less than 12 months duration and at the time of the data cutoff, 11 remain on treatment.

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Day One BIOPHARMACEUTICALS

Tumor Response To Tovorafenib (DAY101) For All Patients With RANO-LGG Evaluable Lesions (n=76) – December 22, 2022 Data Cutoff



MAPKi-naive
Prior MAPKi therapy
BRAF V600E mutation
Best Tumor Response (%)
180
80
60
40
20
0
-20
-40
-60
-80
-100
PD
SD
MR
PR
CR

Response (IRC)	RANO-LGG[1] Evaluable n=76
ORR (cCR + cPR/uPR + cMR/uMR), n (%)	37 (49%)
Clinical benefit rate, n (%)	
cCR, cPR/uPR, cMR/uMR, or SD	63 (83%)
cCR, cPR/uPR, cMR/uMR, or SD for 12mo+	39 (51%)
Best overall response, n (%)	
CR	0 (0%)
PR (includes 8 uPR)	20 (26%)
MR (includes 2 uMR)	17 (22%)
SD	26 (34%)
PD[#]	11 (14%)
Not evaluable[§]	2 (3%)

All 8 patients with uPR and 2 patients with uMR remain on treatment as of May 23, 2023

Dec 22, 2022 data cutoff. Percents may not add to 100% due to rounding. #PD for RANO-LGG was not used to determine treatment discontinuation; patients could continue treatment if there was no PD based on RANO-HGG per investigator's assessment. §Two of 76 patients are not shown in the waterfall plot; one patient passed away due to progressive disease (not related to tovorafenib) before the first imaging assessment, and one patient with missing T1 Gd+ imaging at baseline was deemed NE at all timepoints but had a best SPPD decrease of 65% on T2 imaging. [1] van den Bent MJ, et al. *Lancet Oncol.* 2011;12(6):583-593. BL, baseline; CBR, clinical benefit rate; cCR, confirmed completed response; cMR, confirmed minor response; cPR, confirmed partial response; CR, complete response; HGG, high-grade glioma; IRC, independent radiology review committee; LGG, low-grade glioma; MAPKi, mitogen-activated protein kinase inhibitor; MR, minor response; ORR, overall response rate; PD, progressive disease; PR, partial response; RANO, Response Assessment in Neuro-Oncology; SD, stable disease; SPPD, sum of the products of perpendicular diameters; uMR, unconfirmed minor response; uPR, unconfirmed partial response. There are 27 patients with stable disease of less than 12 months duration and at the time of the data cutoff, 19 remain on treatment.

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Day One BIOPHARMACEUTICALS

Duration Of Tovorafenib (DAY101) Therapy For All Patients With RANO-HGG & RANO-LGG Evaluable Lesions – December 22, 2022 Data Cutoff RANO-HGG (n=69) RANO-LGG (n=76) As of the data cutoff, As of the data cutoff, the median IRC- the median IRC- assessed DOR based on assessed DOR based on RANO-HGG criteria was RANO-LGG criteria was not yet reached (95% 14.4 months (95% CI: 8.4, not CI: 9.0, not estimable)* estimable)* * * * Analysis for median time to response and median duration of response only included confirmed responses. BOR is shown; circles indicate start of response. PD for the purpose of treatment was based on 19 RANO-HGG, not RANO-LGG. BOR, best overall response; HGG, high-grade glioma; LGG, low-grade glioma; PD, progressive disease; RANO, Response Assessment in Neuro-Oncology; DOR, duration of response; CI, confidence interval. Dec 22, 2022 data cutoff.

Estimated *BRAF*-Altered pLGG Patient Population In The U.S.

Estimated *BRAF*-Altered Patients in the U.S.

~26,000
Prevalence of Systemically-Treated Patients Under 25[3,4]

~2,000-3,000
Recurrent/Progressive Total Addressable Patient Population per Year[6]

~1,100
Incidence of Treatment-Eligible Frontline Patients[4,5]

- An estimated 26,000 children/young adults are living with BRAF-altered (BRAF fusions or BRAF V600E mutations) pLGGs in the U.S. today[1-5]
- Despite significant disease burden, many pLGGs undergo senescence when patients reach their 20s driving the need to both maximize tumor control while minimizing treatment-associated toxicities
- As a result, a large number of pLGG patients will undergo multiple lines of systemic therapy over the course of their disease
- Based on progression free survival curves modeled from published literature, the estimated addressable pool of recurrent or progressive pLGG patients is ~2,000-3,000[6] per year at steady state

[1] Selt F, van Tilburg CM, Bison B, et al. Response to trametinib treatment in progressive pediatric low-grade glioma patients. J Neurooncol. 2020;149(3):499-510. doi:10.1007/s11060-020-03640-3. [2] Ryall S, Tabori U, Hawkins C. Pediatric low-grade glioma in the era of molecular diagnostics. Acta Neuropathol Commun. 2020;8(1):30. doi:10.1186/s40478-020-00902-z. [3] SEER US complete prevalence counts of patients aged under 25 with Brain and Other Nervous Systems tumors as of January 1, 2017. [4] CBTRUS, Qaddoumi et al 2009, Schreck et al 2019, ClearView Analysis. [5] US Census. Estimated annual incidence, estimated prevalence, and estimated recurrent/progressive total addressable patient population are Day One calculations based on publicly available data. [6] Source: Internal market research conducted by EpidStrategies, A Division of ToxStrategies, Inc. on behalf of Day One.

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Day One BIOPHARMACEUTICALS

Key Takeaways From FIREFLY-1 Data And Next Steps • Clinically meaningful data from FIREFLY-1 for pediatric patients with recurrent or progressive LGG harboring BRAF fusions or BRAF V600E mutations (“BRAF-altered”) • 67% ORR by RANO-HGG (primary endpoint) • 51% ORR by RAPNO-LGG (secondary endpoint) Next Steps • 53% ORR by RANO-LGG (exploratory endpoint) • Deepening of responses observed in patients from December 2022 to June 2023 data • Priority review granted with cutoffs across all three assessment criteria PDUFA target action date April 30, 2024 • Responses were observed in patients with either BRAF fusion or BRAF V600E mutations (“BRAF-altered”) • Responses seen in a heavily-pretreated population where the majority (60%) of patients progressed on or after one or more prior MAPK inhibitors • Safety and tolerability profile indicating monotherapy tovorafenib to be generally well- tolerated 21 June 5, 2023 data cutoff.

FIREFLY-2/LOGGIC Pivotal Phase 3 Trial of Tovorafenib (DAY101) in Frontline pLGG

FIREFLY-2/LOGGIC Pivotal Phase 3 Trial Of Tovorafenib (DAY101) In Frontline pLGG

Trial Design

- Randomized, global, registrational Phase 3 trial of monotherapy tovorafenib (DAY101) vs SoC chemotherapy
- Eligibility: Patients aged 6 months to <25 years with LGG harboring a RAF alteration and requiring first-line systemic therapy
- Tovorafenib (DAY101) available as tablets and pediatric-friendly liquid suspension
- Patients who progress after stopping tovorafenib (DAY101) may be re-challenged
- Patients who progress in the SoC arm during or post-treatment may cross-over to receive tovorafenib

Endpoints

- **Primary endpoint: ORR based on RANO-LGG criteria, assessed by blinded independent central review[1]**
  - The ORR primary analysis is expected to occur ~12 months after the last patient randomized
- Key secondary endpoints: PFS and DoR by RANO criteria, ORR by RAPNO criteria
- Other secondary endpoints: changes in neurological and visual function, safety, and tolerability
- Key exploratory objectives: QoL and health utilization measures


Non-resectable or
sub-total resected LGG
AND
Requiring first-line
systemic therapy
N ≈ 400
Stratified by
Location of tumor
Genomic alteration
CDKN2A status
Infant CHG diagnosis
1:1 Randomization
Tovorafenib, 420mg/m² QW
(not to exceed 600 mg)
Investigator's choice of
vincristine/carboplatin* or
vinblastine
Long-term follow-up (48 months)

* COG or SIOPe-LGG regimen. Abbreviations: CHG, chiasmatic, hypothalamic glioma; DoR, duration of response; LGG, low-grade glioma; ORR, objective response rate; QoL, quality of life; QW, once weekly; SoC, standard of care. [1] Primary endpoint of FIREFLY-2 will be ORR by RANO-LGG (2017) following full approval by FDA on March 16, 2023 of dabrafenib with trametinib in pediatric patients with low-grade glioma with a BRAF V600E mutation who require systemic therapy based on a study with the same primary endpoint.

23
Day One BIOPHARMACEUTICALS

FIRELIGHT-1 Phase 1b/2 Trials Evaluating Tovorafenib (DAY101) as a Monotherapy and as a Combination with Pimasertib

Phase 2 Study Of Monotherapy Tovorafenib (DAY101) In Solid Tumors (FIRELIGHT-1)

Trial Design[1]

- Single arm, open-label, global phase 1b/2a trial
- n = 40 patients (approximately)
- Eligibility: Patients aged 12 years and older with non-hematologic tumor with an activating BRAF fusion, CRAF/RAF1 fusion, or CRAF/RAF1 amplification

Endpoints

- Primary endpoint: ORR by RECIST version 1.1 for non-CNS solid tumors and RANO-HGG criteria for any CNS tumors
- Secondary endpoints: safety and additional efficacy parameters


Patients with a known BRAF or CRAF/RAF1 fusion, or CRAF/RAF1 amplification
Melanoma cohort
"Tissue agnostic" cohort
DAY101 QW until disease progression2
Safety Follow Up

Study Drug Administration
≥ 18 years at 600 mg PO QW
12 to <18 years at 420mg/m^2 PO QW

25

Abbreviations: ORR, objective response rate; QW, once weekly ; PO, by mouth; BRAF, B-Raf proto-oncogene. [1]Umbrella master study – DAY101-102 (main protocol) DAY101 and MAPK pathway aberration, Sub-study 1 monotherapy (DAY101-102a), Sub-study 2 MEK combo (DAY101-102b). [2]DAY101 QW until disease progression, intolerable toxicity, withdrawal of consent, or death

Day One BIOPHARMACEUTICALS

Activity of Tovorafenib (DAY101) In SNX8:BRAF Fusion Spindle Cell Sarcoma A male child spindle cell sarcoma, 5-years of age at diagnosis Months -30 -24 -18 -12 -6 0 6 CR PD CR Diagnosis Targeted Therapy BRAF fusion (FISH) Ifosfamide, doxorubicin, Tovorafenib Tovorafenib Subtotal resection dexrazoxane Gemcitabine, docetaxel Proton radiotherapy SNX8-BRAF fusion Baseline After 2 cycles of tovorafenib • After the first dose of tovorafenib (DAY101), the patient experienced grade 2 rash, which resolved in a day following a dose of diphenhydramine • Radiotherapy-related adverse events included hyperpigmentation overlying the spine on the upper back with no skin breaks, and mild dysphagia 26 Data cut off: September 30, 2021

FIRELIGHT-1 Phase 1b/2 Trial Evaluating Tovorafenib (DAY101) as a Combination with Pimasertib

Pimasertib: Investigational Allosteric MEK1/2 Inhibitor With Demonstrated Activity In MAPK-Driven Solid Tumors • Pimasertib is an investigational orally-bioavailable, selective, non-competitive MEK1/2 inhibitor in-licensed from Merck KGaA in February 2021 • Extensive non-clinical and clinical development work through Phase 2, including a solid tumor trial in Japan and combinations with other MOAs • Main AEs typical for all in-class allosteric MEK inhibitors (GI, CPK elevation, skin rash, visual disturbances) • Nearly three-fold higher CNS penetration than other MEKi inhibitors (trametinib or selumetinib) • Pimasertib showed monotherapy clinical activity, including an improvement in median PFS versus dacarbazine in NRAS mutant melanoma • Combination with tovorafenib (DAY101) and other targeted therapies may unlock the full value of pimasertib in advanced solid tumors 28 Sources: Pimasertib Investigator Brochure, v12, 2019; de Gooijer et al., Int J Cancer, 2018; Shaw et al., AACR LB-456, 2012; Lebbe et al., Cancers, 2020.

Vertical MAPK Pathway Inhibition With Tovorafenib (DAY101) And Pimasertib May Unlock Potential Synergy For Adult Solid Tumors



BRAF non-V600 mutant
MEK
ERK
Proliferation, survival
KRAS or NRAS mutant
RAF/ MEK/ERK
PI3K/m TOR
RAL
Proliferation, survival

BRAF non-V600 mutant	KRAS or NRAS mutant
Type II RAFi + MEKI	Type II RAFi + MEKi
Non V600 BRAF dimers are effectively inhibited by type II RAFi , but not type I BRAFi	Targeting multiple nodes of MAPK pathway will drive deeper and more durable response



A TAK-632+pimasertib in KIAA1549-BRAF mixed Mullerian PDX model ex vivo
B BGB-382+pimasertib in KRAS mut Calu6 cell line in vitro
Proliferation (%)
Pimasertib (nM)
283 10 μM
283 3 μM
283 1 μM
283 300 nM
283 100 nM
283 30 nM
283 10 nM
283 3 nM
DMSO
C DAY101+MEKi in KRAS mut tumor cell lines in vitro
NCI-H1792
MEKi-2 (μM)
10 42.2 86.3 90.4 92.0 93.3 94.0 95.8
5.0 34.0 74.8 85.5 90.3 91.7 92.9 94.5
2.5 30.9 61.3 73.5 84.9 90.0 92.4 94.3
1.3 28.0 53.6 61.4 72.3 83.8 90.6 93.3
0.6 25.4 47.3 53.7 62.3 72.1 84.8 91.7
0.3 22.1 42.4 50.3 55.1 61.6 73.0 87.4
0 0.0 4.7 6.2 12.4 23.1 34.8 50.8
0 0.3 0.6 1.3 2.5 5 10
DAY101 (μM)
Calu-6
MEKi-2 (μM)
10 53.2 74.0 75.3 76.0 77.3 78.7 81.9
5.0 37.6 72.4 73.4 74.5 75.1 76.4 79.3
2.5 23.4 68.0 70.3 72.5 73.7 75.1 78.4
1.3 15.2 62.6 66.9 70.5 72.9 74.7 77.6
0.6 14.4 54.5 62.1 66.9 71.6 74.5 77.5
0.3 8.7 45.2 53.6 60.8 67.9 73.9 77.7
0 0.0 -2.1 1.5 9.3 21.7 43.8 63.9
0 0.3 0.6 1.3 2.5 5 10
DAY101 (μM)
100% inh
50
0 inh

A Type II RAFi + MEKi is synergistic in BRAF fusion melanoma PDX model ex vivo (internal data)

B Sensitivity of KRAS Q61 mutant cells to pimasertib is enhanced when cells are treated with the type II BRAF inhibitor BGB-283 (Yuan et al., Mol Onc 2020)

C Tovorafenib (DAY101) + MEK inhibitor is synergistic in KRAS G12C and Q61 mutant tumor cells (Venetsanakos et al., 2021 AACR poster presentation)

29

Day One BIOPHARMACEUTICALS

Tovorafenib (DAY101) / Pimasertib Combination In Solid Tumors (FIRELIGHT-1)

Trial Design[1]

- Combination dose escalation, global phase 1b/2 trial[2]
- Phase 1b, BOIN (adaptive), n = 10/cohort (approximately)
- Phase 2, Simon 2-stage, n = 25/cohort (approximately)
- Eligibility: Patients aged 12 years and older, dose escalation will be performed in advanced solid tumor patients with any MAPK alteration. Expansion cohorts will focus on indications with a potential path to accelerated approval

Endpoints

- Phase 1b: PK, PD and Safety, MTD/RP2D
- Phase 2: Efficacy (ORR, DOR)


Phase 1b
Tumors with MAPK pathway alterations
Phase 2*
NRASmut Selected tumors
BRAF Class 1 (non-E/K) and Class 2 mutant tumors
BRAF fusion selected tumors
DAY101 + Pimasertib until disease progression[3]
Safety Follow Up

Pre-identified patients with advanced solid tumors and available clinical molecular profiling information.

*Additional biomarker-selected cohorts may be pursued based on developing data

Abbreviations: BOIN, Bayesian Optimal Interval Design; BRAF, B-Raf proto-oncogene, serine/threonine kinase; MAPK, mitogen-activated protein kinase; NRAS, neuroblastoma rat sarcoma viral oncogene. [1]Umbrella master study – DAY101-102 (main protocol) DAY101 and MAPK pathway aberration, Sub-study 1 monotherapy (DAY101-102a), Sub-study 2 MEK combo (DAY101-102b). [2]Intend to open U.S. and ex-U.S. clinical sties. [3]DAY101 + Pimasertib until disease progression, intolerable toxicity, withdrawal of consent, or death

30
Day One BIOPHARMACEUTICALS

Summary

Financial Summary: DAWN Cash, cash equivalents and short-term investments ~87.0 million shares of common stock as of June 30, 2023: $442.9 million (no debt) outstanding as of August 1, 2023 Six Months Ended Six Months Ended $ Millions 6/30/23 6/30/22 R&D Expense $60.0 $37.6 G&A Expense $35.1 $26.9 Net Loss $88.3 $64.3 FIREFLY-1: Pivotal Phase 2 clinical trial of tovorafenib (DAY101) 1 • Initiated rolling NDA in May 2023 Projected • Topline data presented in September 2023 • FDA acceptance of NDA and priority review granted in October 2023 cash runway • PDUFA target action date of April 30, 2024 into 2026 FIREFLY-2/LOGGIC: Pivotal Phase 3 clinical trial of tovorafenib (DAY101) in newly diagnosed pLGG • First patient dosed in March 2023 1 All financial and share information is unaudited. NDA data set includes analysis of primary (ORR by RANO-HGG) and secondary (ORR by RAPNO, PFS) efficacy endpoints, safety, and exploratory analyses 32 (including ORR by RANO-LGG).

Next Steps FIREFLY-1 • Initiated rolling NDA in May 2023 • New topline data presented in September 2023 • FDA acceptance of NDA and priority review granted in October 2023 • PDUFA target action date of April 30, 2024 FIREFLY-2 • Advance tovorafenib as a frontline therapy for patients with pLGG • Currently activating sites and enrolling patients FIRELIGHT-1 • Evaluate tovorafenib in combination and as monotherapy in adolescent and adult populations • Monotherapy abstract presented at EADO in April 2023 Commercial • Continue investment in market and launch preparation activities Business Development • Research collaboration and license agreement for preclinical program targeting VRK1 • Further investment in business development activities to expand our multiple asset portfolio 33

Appendix `

Duration Of Tovorafenib (DAY101) Therapy For All Patients With RANO-HGG Evaluable Lesions (n=69) 2.8 Median time to response* MONTHS 11/17 patients with stable disease <12 months remain on treatment as of data cutoff Median duration of 10.8 MONTHS treatment* Ongoing treatment Partial response Discontinued treatment Complete response Follow-up after discontinuation of treatment Progressive disease BRAF V600E mutation Discontinuation due to AE Prior MEK inhibitor therapy Death Prior BRAF inhibitor therapy * Analysis for median time to response and median duration of treatment only included confirmed responses. HGG, high-grade glioma; RANO, Response Assessment in Neuro-Oncology. Dec 22, 2022 data 35 cutoff.

All RANO-LGG Unconfirmed PR Patients Continue On Treatment With Demonstrable Deepening Of Response (n=8) Responses for Patients with Unconfirmed Partial Response by RANO-LGG SD MR PR CR Months from Baseline All 8 patients with unconfirmed partial response by RANO-LGG remain on treatment as of May 23, 2023 Spider plot for SPPD – baseline and after treatment (RANO-LGG by IRC) – unconfirmed PR patients EOT status based on May 23, 2023 EDC data. Individual patient response data is current as of the data cutoff 36 of December 22, 2022; treatment status data is current as of May 23, 2023. Percent Change from Baseline (%)

Nearly Half Of Patients With Best Response Of PD By RANO-LGG Have Tumor Stabilization And Response With Continued Treatment (n=11) Ongoing treatment Discontinued treatment 5/11 patients with best response of PD by RANO-LGG remain on treatment as of May 23, 2023 37 Individual patient response data is current as of the data cutoff of December 22, 2022; treatment status data is current as of May 23, 2023.

Tovorafenib (DAY101) Safety Data (n=136)

Preferred term, n (%)	Treatment-emergent AEs		Treatment-related AEs	
	Any grade	Grade ≥3	Any grade	Grade ≥3
Any AE	136 (100)	68 (50)	133 (98)	47 (35)
Hair color changes	96 (71)	-	96 (71)	-
Fatigue	68 (50)	4 (3)	54 (40)	4 (3)
Vomiting	59 (43)	3 (2)	24 (18)	3 (2)
Rash maculo-papular	56 (41)	10 (7)	51 (38)	10 (7)
Headache	53 (39)	1 (1)	27 (20)	-
Pyrexia	43 (32)	2 (1)	15 (11)	1 (1)
Nausea	40 (29)	-	21 (15)	-
Dry skin	39 (29)	-	34 (25)	-
Dermatitis acneiform	37 (27)	1 (1)	36 (26)	1 (1)
Constipation	36 (26)	-	28 (21)	-
Decreased appetite	35 (26)	4 (3)	25 (18)	3 (2)
Epistaxis	34 (25)	-	22 (16)	-

- The vast majority of treatment-emergent AEs were Grade 1 or 2
- 39 patients (29%) required dose modifications due to treatment-related AEs
  - Dose interruptions were brief, with the median time of dose interruption being 2 weeks
- 5 patients (4%)* discontinued due to AE, with 4 patients (3%) discontinuing due to treatment-related AEs
- The most commonly reported lab abnormalities were CPK elevation, anemia, hypophosphatemia, and AST elevation
  - Nearly all had no clinical manifestations and did not require clinical intervention or change in study treatment

Dec 22, 2022 data cutoff. Table shows treatment-emergent AEs with frequency ≥25% of any grade. Rash erythematous treatment-emergent: any grade, 14 (10%); grade ≥3 1 (1%); treatment-related: any grade, 14 (10%), grade ≥3 1 (1%). *One patient had 2 events (shunt malfunction [not related to tovorafenib] and tumor hemorrhage [related to tovorafenib]). AEs, adverse events.

38
Day One BIOPHARMACEUTICALS

Case Study: Activity Of Tovorafenib (DAY101) In KIAA1549-BRAF Fusion Optic Pathway Glioma A 7-years-old female child with an optic pathway glioma, with very poor vision, entropion, folliculitis, eczema, mouth ulceration and xerosis -36 6 Months -30 -24 -18 -12 -6 0 PR Diagnostic biopsy 3L: Tovorafenib 1L: Vincristine/carboplatin Best response SD 2L: Trametinib Best response PD • PR (-58%) and improvement in vision reported at cycle 3 • AEs included grade 3 erythematous rash requiring dose interruption and dose reduction (400 mg QW to 300 mg QW in cycle 1), and grade 2 eczema and maculopapular rash • Patient continues to receive weekly tovorafenib Baseline After 6 cycles Tumor kinetics (RANO) Tovorafenib 39 Apr 14, 2022 data cutoff. Tovorafenib is an investigational agent. Safety and efficacy have not been established by any health authority.

Case Study: Activity Of Tovorafenib (DAY101) In KIAA1549-BRAF Fusion Posterior Fossa Pilocytic Astrocytoma An 8-years-old female child with a posterior fossa pilocytic astrocytoma, eczema, nausea and constipation Months -84 -72 -60 -48 -36 -24 -12 0 12 PR Suboccipital 2L: Carboplatin/vincristine craniotomies 4L: Trametinib 5L: Tovorafenib Best response PR Best response SD 1L: Carboplatin 3L: Vinblastine Best response PD Best response SD • PR (-69%) at cycle 3 with 500 mg QW tovorafenib, with a deepening of response (80% and 91% in cycles 6 and 9, respectively) over time • AEs included grade 2 decrease in neutrophil count, pustular rash, and upper respiratory infection • Patient continues to receive weekly tovorafenib Baseline After 3 cycles After 6 cycles After 9 cycles Tumor kinetics Tovorafenib 40 Apr 14, 2022 data cutoff. Tovorafenib is an investigational agent. Safety and efficacy have not been established by any health authority.

Case Study: Activity Of Tovorafenib (DAY101) In BRAF V600E Mutation Deep Midline Astrocytoma A 9-year-old female child with deep midline BRAF V600E-mutant astrocytoma with precocious puberty Months -60 -48 -36 -24 -12 0 12 PR Subtotal 1L: Carboplatin/vincristine 2L: Dabrafenib 3L: Tovorafenib resection Best response PR Best response PR • PR (-74%) at cycle 3, with a deepening of response (-94%) at cycle 6 • AEs included grade 3 maculopapular rash and increased CPK, requiring drug interruption and dose reduction (500 mg QW to 400 mg QW in cycle 1) • Tovorafenib dose was re-escalated back to 500 mg QW in cycle 4; patient continues on treatment Baseline After 3 cycles After 6 cycles Tumor kinetics Tovorafenib 41 Apr 14, 2022 data cutoff. Tovorafenib is an investigational agent. Safety and efficacy have not been established by any health authority.

Case Study: Activity Of Tovorafenib (DAY101) In *KIAA1549-BRAF* Fusion Optic Pathway Glioma

8-year-old boy with relapsed pilomyxoid astrocytoma of the optic pathway, with visual loss in right eye, visual field loss in left eye, fatigue, intermittent nausea/vomiting, intermittent headaches, anorexia, and temperature regulation disorder



Months
-60
-48
-36
-24
-12
0
12
24
VC
Binimetinib
Trametinib
Tovorafenib
PR

- Initiated treatment with tovorafenib 400 mg/QW following 3 prior therapies, including binimetinib and trametinib, which were discontinued due to PD
- At cycle 3, PR (-88%) per RANO-HGG, and MR (-32% and -40%) per RAPNO-LGG and RANO-LGG, respectively
  - Sustained improvements in visual acuity reported; logMAR change 0.2 → 0
  - PD criteria met (-94% to -91%) with RANO-HGG at cycle 15; continued treatment as investigator deemed no radiographic progression with subsequent reduction in target lesion (-97%)
- AEs were G2 (drug eruption, elevated CPK) and G1 (hair color change, paronychia, growth retardation)

T1 + C (baseline and post-cycle 3)



T2 (baseline and post-cycles 3 & 12)



Tumor kinetics



RANO-HGG
RAPNO-LGG
RANO-LGG
Change from baseline (%)
25
0
-25
-50
-75
-100
0
3
6
9
12
15
18
21
Months

42

Dec 22, 2022, data cut-off. AEs, adverse events; C, contrast; CPK, creatine phosphokinase; G, grade; HGG, high-grade glioma; LGG, low-grade glioma; logMAR, Logarithm of the Minimum Angle of Resolution; MR, minor response; PD, progressive disease; PR, partial response; QW, once weekly; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; VC, vincristine-carboplatin.

Day One BIOPHARMACEUTICALS

FIREFLY-2/LOGGIC: Pivotal Phase 3 Study Of Tovorafenib (DAY101) In Newly Diagnosed pLGG

- **Collaboration between Day One and the LOGGIC consortium, internationally recognized experts in pLGG research**
  - Coupled with the LOGGIC-CORE molecular diagnostic program
  - Worked jointly on the study design and discussions with the U.S. and EU regulatory authorities

LOGGIC EUROPE

LOGGIC: LOw Grade Glioma In Children

KiTZ Hopp Children's Cancer Center Heidelberg | German Cancer Research Center (DKFZ) Heidelberg University Hospital Heidelberg University

Approximately 100 potential sites (~65 from the LOGGIC consortium)


~20 Sites
~65 Sites
~5 Sites
~10 Sites

43

Day One BIOPHARMACEUTICALS

Results From Independent Radiology Review Of PNOC014 Best response from baseline RANO-HGG: Response assessment for neuro- oncology-high grade glioma Volumetric image analysis (exploratory) RAPNO: Response assessment for pediatric neuro-oncology (exploratory) 44 Date of data cutoff: 02 JAN 2020. Wright K et. al. Neuro Oncology Abstract CTNI-19. 2020

Multiple Rapid, Deep And Durable Responses Observed Following Initiation Of Tovorafenib (DAY101) Treatment Of pLGG Patients In PNOC014 Growth kinetics of Target Lesions from Screening 45 Date of data cutoff: 02 JAN 2020. Adapted from Wright K et. al. Neuro Oncology Abstract CTNI-19. 2020. Fangusaro J et al. Lancet Oncol 2019

Drug-related Adverse Events Observed for Tovorafenib (DAY101) in PNOC014 Showed Favorable Safety and Tolerability Profile in pLGG

DAY101 AE summary

- Most common toxicity: skin
- AEs reversible and all manageable
- Single, reversible Grade 3 event
- No Grade 4 AEs
- No dose reductions (vs. 40% of patients on selumetinib montherapy required dose reductions)

Drug-related AEs for Tovorafenib (DAY101)

Toxicities	Grade 1-2	Grade 3	Grade 4
Anemia	6 (67%)		
Hypophosphatemia	4 (44%)		
Fatigue	5 (55%)		
Rash	8 (89%)		
Achromotrichia	7 (78%)		
Pruritis	6 (67%)		
Photosensitivity	1 (11%)		
Nevus	7 (78%)		
Alopecia	3 (34%)		
Epistaxis	2 (22%)		
Dry skin	3 (34%)		
Myalgias/arthralgias	3 (34%)		
Anorexia	2 (22%)		
Cheilitis	3 (34%)		
Hypermagnesemia	1 (11%)		
Bleeding gums	1 (11%)		
Increased AST	4 (44%)		
Nausea/vomiting	3 (33%)		
CPK elevation		1 (11%)	
Weight loss	2 (22%)		

Drug-related AEs for selumetinib

Toxicities	Grade 1-2	Grade 3	Grade 4
Increased ALT	20 (40%)	1 (2%)	
CPK elevation	34 (68%)	5 (10%)	
Diarrhea	27 (54%)	2 (4%)	
Decreased ejection fraction	19 (38%)	1 (2%)	
Gastric haemorrhage		1 (2%)	
Headache	14 (28%)	1 (2%)	
Decreased lymphocyte count	19 (38%)		1 (2%)
Neutropenia	14 (28%)	3 (6%)	
Paronychia	19 (38%)	3 (6%)	
Rash (acneiform)	29 (58%)	2 (4%)	
Rash (maculopapular)	26 (52%)	5 (10%)	
Skin infection	7 (14%)	1 (2%)	
Tooth infection		1 (2%)	
Weight gain	5 (10%)	1 (2%)	
Vomiting	22 (44%)		
Nausea	21 (42%)		
Increased AST	25 (50%)		
Anemia	28 (56%)		
Pruritis	10 (20%)		
Dyspnea	30 (60%)		

46

Date of DAY101 data cutoff: 02 JAN 2020; Wright K et. al. Neuro Oncology Abstract CTNI-19. 2020; Fangusaro J et al. Lancet Oncol 2019

Day One BIOPHARMACEUTICALS